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                                                                  EXHIBIT 10.28a

                            AMENDMENT I TO AGREEMENT

                 BETWEEN COMTEX AND INTELLIGENT INFORMATION INC.

            Amendment as of July 1, 1995, to Agreement dated July 1, 1995, by and between COMTEX and Intelligent Information incorporated (Distributor).

WITNESSETH:

            WHEREAS, the Distributor and COMTEX wish to modify the Agreement.

            NOW THEREFORE, for good and valuable consideration, and in consideration of the mutual covenants and conditions herein set forth, and with the intent to be legally bound thereby, COMTEX and the Distributor hereby agree to further amend the Agreement as follows:

SECTION: 1. DEFINITIONS

Revise as follows:

e. Resellers. The term "Resellers" means third parties to which Distributor distributes the Service and which distribute the Service to Users using wireless technology, subject to the terms and conditions of this Agreement.

SECTION: 2.a. GRANT OF RIGHTS

Delete first sentence and insert the following:

Subject to the terms and conditions of this Agreement, COMTEX grants Distributor a nonexclusive license and right to distribute the Service to Resellers as described in Exhibit E, each of which shall have the right to market the Service, distribute the Service to Users, and license Users to use the Service for their internal use.

SECTION: 2.b. RESTRICTIONS ON DISTRIBUTION

Revise as follows:

b.iii. Special Redistribution. Distributor shall license, sell transfer, make available or otherwise distribute content to any third party who provides such content to wireless receiving device customers. Where this subparagraph differs from the other subparagraphs of this section this subparagraph shall prevail.

SECTION: 2.c. USER AGREEMENT

Revise as follows:

Add: Distributor Subscriber Agreement set forth in Exhibit D is a form that contains provisions substantially equivalent to COMTEX Agreement in Exhibit D.



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SECTION: 3. MARKETING

Revise as follows:

e. Promotion. Insert the term "Resellers and" in front of each occurrence of the word "Users".

SECTION: 4.d. MODIFICATIONS

Revise as follows:

Insert the term "or forward" after the word "display".

SECTION: 5.b.ii., iii. INVOICES AND DUE DATE

Addition:

If Distributor is able to report actual usage within fifteen (15) days of the close of each month, the billing procedures identified in Section 5. b, ii.,
iii. shall not apply to Distributor.

SECTION: 5.d. REPORTS

Revise as follows:

Change "Ten (10) days" to "Fifteen (15) days".

SECTION: 5.f. INTEREST

Revise as follows:

Insert at the end of the first sentence ", starting ten (10) days after written notice."

SECTION: 5.g. AUDIT

Revise as follows:

Insert at the end of the last sentence "or any overages discovered shall be withheld by Distributor from subsequent monthly payments until balance is achieved."

SECTION: 5.g. OWNERSHIP

Revise as follows:

Insert "Resellers" after the second appearance of the word "Distributor".

SECTION: 13. LIMITATION OF LIABILITY

Revise as follows:

Insert ", Resellers" after the word "Distributor".



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SECTION: 15. NON-COMPETE

Revise as follows:

Add new sentence "In the event COMTEX fails to provide substantially the same or more service, and/or if Distributor brought the Information Provider to COMTEX, and/or COMTEX is unable or unwilling to provide parts or all of an Information Providers service or feed, then Distributor may contract separately for such services."

SECTION: 18.b. NO ASSIGNMENT

Revise as follows:

Insert "either" in front of the word "COMTEX" and "or distributor" after the word "COMTEX".



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